EXECUTION COPY


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                           PARENT GUARANTEE AGREEMENT

                            Dated as of April 1, 2000

                                     between

                        FIREARMS TRAINING SYSTEMS, INC.,

                                  as Guarantor

                                       and

                       CENTRE CAPITAL INVESTORS II, L.P.,

                                    as Agent


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

SECTION 1.  Guarantee..........................................................1

SECTION 2.  Guarantee Absolute.................................................1

SECTION 3.  Waivers............................................................2

SECTION 4.  Security for Guarantee.............................................5

SECTION 5.  Agreement to Pay; Subordination....................................5

SECTION 6.  Representations and Warranties and Covenants.......................5

SECTION 7.  Amendments. Etc....................................................6

SECTION 8.  Notices. Etc.......................................................6

SECTION 9.  No Waiver; Remedies................................................6

SECTION 10. Right of Setoff....................................................6

SECTION 11. Continuing Guarantee...............................................6

SECTION 12. Assignments........................................................7

SECTION 13. Information........................................................7

SECTION 14. Counterparts.......................................................7

SECTION 15. Savings Clause.....................................................7

SECTION 16. Governing Law......................................................7

SECTION 17. Jurisdiction; Consent to Service of Process........................7

SECTION 18. Subordination by Guarantor.........................................8

SECTION 19. Survival of Agreement..............................................8

SECTION 20. Entire Agreement...................................................8

SECTION 21. Headings...........................................................8

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         PARENT GUARANTEE AGREEMENT dated as of April 1, 2000, between FIREARMS
TRAINING SYSTEMS, INC. (the "Guarantor") and CENTRE CAPITAL INVESTORS II, L.P., as Agent (in such capacity, the "Agent") for the Lenders (as defined herein).

         Reference is made to the Loan Agreement and Exchange Agreement dated as of April 1, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", among FATS, Inc. (the "Borrower"), the parties thereto as Lenders (the "Lenders") and Centre Capital Investors II, L.P., as Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         The Lenders have agreed to convert the Guarantee Reimbursement Obligation (in satisfaction thereof) into the Senior Secured Loans, the Junior Secured Loans and the Centre New Class A Common pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement. The obligations of the Lenders in connection with such conversion under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantor of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make such conversion, the Guarantor is willing to execute and deliver this Guarantee Agreement.

         Accordingly, the Guarantor, intending to be legally bound, hereby agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:

         SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of
(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including indemnities and fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents and (c) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the ("Guaranteed Obligations"). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

         SECTION 2. Guarantee Absolute. (a) The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. This Guarantee Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by the Guarantor of the Guaranteed Obligations in each and every particular. The obligations of the Guarantor hereunder are several from those of the Borrower and are primary obligations concerning which the Guarantor is the principal obligor. The Secured Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.

         (b) This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         (c) The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, setoff or other right which the Guarantor may have at any time against the Borrower or any other Loan Party, the Agent or other Secured Party or any other person, whether in connection herewith or any unrelated transactions. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Loan Party to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         SECTION 3. Waivers. The Guarantor hereby waives presentment to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations, and also waives promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement and any requirement that the Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto. The Guarantor further waives any right to require that resort be had by the Agent or any other Secured Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Agent or any other Secured Party in favor of the Borrower or any other person. The Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that its obligations under this Guarantee Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which it might otherwise have as a result of or in connection with any of the following:

               (a) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with the Borrower, the Agent, the other Secured Parties, or any of them, or any other person, pertaining to the Guaranteed Obligations;

               (b) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Agent or any other Secured Party to the Borrower or any other Loan Party or any other person liable on the Guaranteed Obligations; or the failure of the Agent or any other Secured Party to assert any claim or demand or to exercise any right or remedy against the Borrower or any other Loan Party under the provisions of any Loan Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document, any Guarantee or any other agreement, including with respect to any Subsidiary under the Subsidiaries Guarantee Agreement;

               (c) the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Loan Party or any other person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Borrower or any other Loan Party, or any change, restructuring or termination

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         of the organizational structure or existence of the Borrower or any other Loan Party, or any sale, lease or transfer of any or all of the assets of the Borrower or any other Loan Party, or any change in the shareholders, partners, or members of the Borrower or any other Subsidiary; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

               (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Borrower, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

               (e) any full or partial release of the liability of the Borrower on the Guaranteed Obligations or any part thereof, of any other Loan Party or of any other person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by the Guarantor that the Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other person, and the Guarantor has not been induced to enter into this Guarantee Agreement on the basis of a contemplation, belief, understanding or agreement that any parties other than the Borrower will be liable to perform the Guaranteed Obligations, or that the Secured Parties will look to other parties to perform the Guaranteed Obligations;

               (f) the taking or accepting of any other security, collateral or Guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

               (g) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

               (h) the failure of the Agent, any other Secured Party or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

               (i) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Guarantee Agreement in reliance on, or in

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         contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral;

               (j) any payment by the Borrower to the Agent or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal or state law, or for any reason the Agent or any other Secured Party being required to refund such payment or pay such amount to the Borrower or someone else;

               (k) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

               (l) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws;

               (m) any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, the Borrower or any other Loan Party as a matter of law or equity; or

               (n) the existence of any claim, setoff or other right which the Guarantor may have at any time against the Borrower or any other Loan Party, the Agent, any other Secured Party or any other corporation or person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim.

All waivers herein contained shall be without prejudice to the Agent at its option to proceed against the Borrower, any other Loan Party or any other person, whether by separate action or by joinder.

         SECTION 4. Security for Guarantee. The Guarantor authorizes the Banks' Agent, in accordance with the terms and subject to the conditions set forth in the Intercreditor Agreement and the Collateral Documents, (a) to take and hold security for the payment of this Guarantee Agreement and the Guaranteed Obligations and to exchange, enforce, waive and release any such security, (b) to apply such security and direct the order or manner of sale thereof as the Banks' Agent may determine and (c) to release or substitute any one or more endorsees, other guarantors or other obligors. The Banks' Agent may, at its election, in accordance with the terms and subject to the conditions set forth in the Collateral Documents and the Intercreditor Agreement, foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any other right or remedy available to it against the Borrower or any other Loan Party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash.

         SECTION 5. Agreement to Pay; Subordination. Subject to the provisions of the Intercreditor Agreement and in furtherance of the foregoing and not in limitation of any other right that the Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall

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

become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by the Guarantor of any sums to the Agent or any Secured Party as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of cash of all the Guaranteed Obligations. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be turned over to the Banks' Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Banks' Agent, if required) to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents and the Intercreditor Agreement.

         SECTION 6. Representations and Warranties and Covenants. The Guarantor hereby represents, warrants and covenants as follows:

               (a) All representations and warranties contained in the Credit Agreement that relate to the Guarantor are true and correct.

               (b) The Guarantor agrees to comply with each of the covenants contained in the Credit Agreement that imposes or purports to impose, through agreements with the Borrower, restrictions or obligations on the Guarantor.

               (c) The Guarantor acknowledges that any default in the due observance or performance by the Guarantor of any covenant, condition or agreement contained herein may constitute an Event of Default under
         Article VII of the Credit Agreement.

               (d) There are no conditions precedent to the effectiveness of this Guarantee Agreement that have not been satisfied or waived.

               (e) The Guarantor has, independently and without reliance upon the Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee Agreement. The Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Guarantee Agreement, and the Board of Directors of the Guarantor has decided that a direct or an indirect benefit will accrue to the Guarantor by reason of the execution of this Guarantee Agreement.

               (f) (i) This Guarantee Agreement is not given with actual intent to hinder, delay or defraud any person to which the Guarantor is or will become, on or after the date hereof, indebted; (ii) the Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guarantee Agreement; (iii) the Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guarantee Agreement; (iv) the Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with the Guarantor constitutes an unreasonably small amount of capital; and (v) the Guarantor does not intend to incur debts that will be beyond the Guarantor's ability to pay as such debts mature.

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

         SECTION 7. Amendments. Etc. No amendment, modification or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered in accordance with Section 9.08 of the Credit Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8. Notices. Etc. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

               (a) if to the Guarantor, to it at 7340 McGinnis Ferry Road, Suwanee, Georgia 30174-1247, Attention of John A. Morelli (Telecopy No.
         (770) 622-3515), with copies to (i) Centre Partners Management LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention of Scott Perekslis (Telecopy No. (212) 332-5801) and (ii) Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, IL 60603, Attention of James Clark (Telecopy No. (312) 853-7036); and

               (b) if to the Agent, to it at Centre Partners Management LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention of Scott Perekslis (Telecopy No. (212) 332-5801), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention of Jeffrey J. Weinberg (Telecopy No. (212) 310-8007).

         All notices and other communications given to any party hereto in accordance with the provisions of this Guarantee Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.

         SECTION 9. No Waiver; Remedies. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent or any other Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law and by the terms of the Intercreditor Agreement, to set off and apply any and all deposits (general or special, time or demand, provisional or final, except deposits for the payment of payroll taxes) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Guarantor against any and all the obligations of the Guarantor then existing under this Guarantee Agreement and the other Loan Documents, irrespective of whether or not such Secured Party shall have made any demand under this Guarantee Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 10 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

         SECTION 11. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee and shall survive and remain in full force and effect until the Guaranteed Obligations and all other amounts

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payable under this Guarantee Agreement, the Credit Agreement or any of the other
Loan Documents have been indefeasibly paid in full in cash, and shall be reinstated to the extent provided in Section 2(b).

         SECTION 12. Assignments. This Guarantee Agreement and the terms, covenants and conditions hereof shall be binding upon the Guarantor and its successors and shall inure to the benefit of the Agent, the other Secured Parties and their respective successors and assigns. Subject to Section 9.04 of the Credit Agreement, upon the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of the Loans owing to it and the Note or Notes held by it) to any other person, such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. The Guarantor shall not be permitted to assign, transfer or delegate any of its rights or obligations under this Guarantee Agreement (and any such purported assignment, transfer or delegation without such consent shall be void).

         SECTION 13. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

         SECTION 14. Counterparts. This Guarantee Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, admissible into evidence, but all such counterparts shall together constitute but one and the same Guarantee Agreement. Delivery of an executed counterpart of this Guarantee Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Guarantee Agreement. Any party delivering an executed counterpart of this Guarantee Agreement by telefacsimile shall also deliver a manually executed counterpart of this Guarantee Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Guarantee Agreement

         SECTION 15. Savings Clause. In the event any one or more of the provisions contained in this Guarantee Agreement should be held invalid, illegal or unenforceable in any respect with respect to the Guarantor, no party hereto shall be required to comply with such provision with respect to the Guarantor for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 16. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 17. Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the

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extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that the Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guarantee Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

         (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Guarantee Agreement irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in this Guarantee Agreement will affect the right of any party to this Guarantee Agreement to serve process in any other manner permitted by law.

         SECTION 18. Subordination by Guarantor. In addition to the terms of subordination provided for under Section 5, the Guarantor hereby subordinates in right of payment all indebtedness of the Borrower and the other Loan Parties owing to it, whether originally contracted with the Guarantor or acquired by the Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

         SECTION 19. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantor herein shall be considered to have been relied upon by the Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or the Agents or on their behalf, and shall continue in full force and effect as provided in Section 11.

         SECTION 20. Entire Agreement. This Guarantee Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any agreement previously entered into among the parties with respect to the subject matter hereof is superseded by this Guarantee Agreement and the other Loan Documents. Nothing in this Guarantee Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and the other Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Guarantee Agreement.

         SECTION 21. Headings. Section headings used herein are for convenience of reference only, are not part of this Guarantee Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Guarantee Agreement. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Guarantee Agreement.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.]

               IN WITNESS WHEREOF, each party hereto has caused this Guarantee Agreement to be duly executed, attested and delivered by its officers thereunto duly authorized as of the date first above written.


                                       FIREARMS TRAINING SYSTEMS, INC.,
                                       as Guarantor

                                       By: /s/ ROBERT F. MCCREDY
                                           -------------------------------------
                                           Name:   Robert F. McCredy
                                           Title:  CEO


                                       CENTRE CAPITAL INVESTORS IL, L.P.,
                                       as Agent

                                       By:  Centre Partners II, L.P., as general
                                            partner

                                            By:  Centre Partners Management LLC,
                                                 attorney-in-fact

                                       By: _____________________________________
                                           Name:
                                           Title:

               IN WITNESS WHEREOF, each party hereto has caused this Guarantee Agreement to be duly executed, attested and delivered by its officers thereunto duly authorized as of the date first above written.

                                       FIREARMS TRAINING SYSTEMS, INC.,
                                         as Guarantor

                                       By: _____________________________________
                                           Name:
                                           Title:


                                       CENTRE CAPITAL INVESTORS IL, L.P.,
                                         as Agent

                                       By:  Centre Partners II, L.P., as general
                                            partner

                                            By: Centre Partners Management LLC,
                                                attorney-in-fact

                                       By: /s/ [illegible]
                                           -------------------------------------
                                       Name:
                                       Title: